UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2005, the Compensation Committee of our Board of Directors (the "Compensation Committee") authorized Wright Express Corporation (the "Company") to enter into new employment agreements, effective as of October 1, 2005, with each member of the executive management team. The following summary describes the material terms of the new employment agreements we will enter into with each of the "named executive officers" for the year ended December 31, 2004.

The employment agreements set forth each officer’s position, the base salary and annual and long-term bonus opportunities, as well as each officer’s right to employee benefits and other perquisites. Michael Dubyak, President and Chief Executive Officer, will be paid a base salary of not less than $425,000 and is eligible for a target annual bonus equal to not less than 100% of base salary. Melissa Goodwin, Senior Vice President, Finance and Chief Financial Officer, will be paid a base salary of not less than $260,000 and is eligible for a target annual bonus equal to not less than 60% of base salary. David Maxsimic, Senior Vice President, Sales and Marketing, will be paid a base salary of not less than $250,000 and is eligible for a target annual bonus equal to not less than 55% of base salary plus a supplemental bonus of up to $200,000. Tod Demeter, Senior Vice President and Chief Information Officer, will be paid a base salary of not less than $220,000 and is eligible for a target annual bonus equal to not less than 45% of base salary. Katherine Greenleaf, Senior Vice President, Client Services, will be paid a base salary of not less than $210,000 and is eligible for a target annual bonus equal to not less than 45% of base salary. Base salary is subject to annual review and increase. Payment of bonuses is subject to attainment of performance targets established by the Committee. The agreements provide that the officers are eligible to receive long term incentive awards on such terms as determined by the Committee, to participate in all other compensation programs offered generally, to receive all perquisites offered to senior executives in comparable positions and to reimbursement of reasonable business expenses.

The employment agreements further provide that in the event the Company terminates the officer’s employment, without cause or in the event the officer resigns under a constructive discharge, or if there is a change in control, the officer will become entitled to a cash severance benefit. The terms "without cause," "constructive discharge" and "change in control" are each defined in the agreements. "Without cause" means, in summary, the termination of the officer’s employment by the Company other than due to death, disability, or termination for cause. "Constructive discharge" means, in summary, the resignation by the officer in response to: (i) any material failure of the Company to fulfill its obligations stated in the employment agreement including any reduction of the base salary or any reduction in the target bonus; (ii) a material and adverse change to title, position, duties or responsibilities; (iii) the relocation of the primary business office to a location more than 50 miles from Portland, Maine; or (iv) the failure to cause an agreement to be assumed by any successor to the business. In the case of Mr. Dubyak, his removal from the Board may be treated as a Constructive Discharge under his employment agreement.

"Change in control" means, in summary, either: (i) an acquisition of 50% or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In the case of Mr. Dubyak, a without cause termination or a constructive discharge will result in a payment of two times his base salary and target bonus (or three times his base salary and target bonus if such termination is in connection with a change in control). In the case of Ms. Goodwin and Mr. Maxsimic, a without cause termination or a constructive discharge will result in a payment of one times base salary and target bonus. All other officers will receive a payment of one times base salary in the event of a without cause termination or a constructive discharge. All officers, other than Mr. Dubyak, receive a payment of two times base salary and target bonus if such termination is in connection with a change in control.

In addition, in the case of a without cause termination or a constructive discharge of Mr. Dubyak, all outstanding stock options and restricted stock units that would have otherwise vested within two years following such termination will immediately become vested. In the case of Ms. Goodwin, all outstanding stock options and restricted stock units that would have vested within one year following a without cause or a constructive discharge will immediately become vested. For all officers, all outstanding stock options and restricted stock units will immediately vest in full if such termination is in connection with a change in control. Also, the officers will receive subsidized health insurance benefits for up to 12 months in the case of without cause termination or a constructive discharge. For a termination in connection with a change in control, officers will receive a payment equivalent to the cash value of the Company’s share of health insurance premiums for, in the case of Mr. Dubyak, 36 months, and in the case of all other officers, 24 months. The Company’s obligation to pay such severance payments will be subject to the officer executing a release of claims in the Company’s favor.

Mr. Dubyak is entitled to a tax gross up in the event that any amounts payable to him in connection with a change of control are subject to the excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross up is designed to put Mr. Dubyak in the position he would have occupied if such excise tax did not apply.

Mr. Dubyak’s employment agreement provides for a three year term and the other employment agreements provide for two year terms. The agreements automatically renew annually for additional one year periods unless either party provides 30-days advance written notice to the other party of its intent not to renew.

Each employment agreement contains important restrictive covenants intended to protect confidential information and limit each officer’s ability to compete against the Company or solicit its employees. As part of Mr. Dubyak’s and Ms. Goodwin’s employment agreement, the Company agrees to indemnify each to the fullest extent permitted by Delaware law, the Company’s charter or its bylaws. The agreements will be governed by Maine law and provide for all claims to be settled by arbitration.

On October 28, 2005, the Compensation Committee also made the following grants of restricted stock units ("RSUs") to the following named executive officers: (i) 87,546 RSUs to Mr. Dubyak; (ii) 28,089 to Ms. Goodwin; (iii) 26,919 RSUs to Mr. Maxsimic; (iv) 16,853 to Mr. Demeter; and (v) 21,067 to Ms. Greenleaf. Each RSU represents the right to receive one share of the Company’s common stock. The grants vest with respect to 50% of the shares on October 28, 2007, 25% of the shares on October 28, 2008 and 25% of the shares on October 28, 2009 contingent on the terms of the award agreement and the Wright Express Corporation 2005 Equity and Incentive Plan (the "Plan").

The foregoing description of the RSUs and the award agreements are qualified in their entirety by the full text of the award agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K, and the Plan, a copy of which is filed as Exhibit No. 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 10, 2005.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 is incorporated herein by reference. The new employment agreements described in Item 1.01 will supersede each officer’s prior employment or severance agreement with the Company (copies of Mr. Dubyak’s and Ms. Goodwin’s prior employment agreements are filed as Exhibits 10.1 and 10.2 of the Company’s current report on Form 8-K filed with the SEC on March 1, 2005) to the extent such agreements relate to the rights and obligations of the Company and the executive with respect to each other. Mr. Dubyak’s and Ms. Goodwin’s new employment agreements will not supersede, modify or vitiate any obligation of Cendant Corporation (the Company’s former parent corporation) or the executive to each other pursuant to any employment or severance agreement between Cendant and the Executive.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.          Description
10.1                     Form of Wright Express Corporation Restricted Stock Unit Award

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

November 3, 2005	By:	/s/ Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Wright Express Corporation Restricted Stock Unit Award